UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 25, 2012
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

          On May 23, 2012, Anworth Mortgage Asset Corporation (“Anworth”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.	The six nominees proposed by the Board of Directors were elected as directors to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified by the following final voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Lloyd McAdams	67,727,573	2,465,081	308,644	48,509,866
Lee A. Ault	67,772,610	2,424,380	304,308	48,509,866
Charles H. Black	67,616,618	2,579,266	305,414	48,509,866
Joe E. Davis	67,588,559	2,609,899	302,840	48,509,866
Robert C. Davis	67,962,704	2,229,487	309,107	48,509,866
Joseph E. McAdams	66,153,306	4,055,194	292,798	48,509,866

2.	The advisory vote to approve the compensation of our Named Executive Officers was approved. The proposal received the following voting results: 53,337,095 for; 16,491,189 against; 673,014 abstentions; and 48,509,866 broker non-votes.

3.	The ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved. The proposal received the following final voting results: 117,420,546 for; 985,653 against; and 604,965 abstentions.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1
Press release dated May 25, 2012 announcing the final voting results of Anworth’s 2012 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	May 25, 2012	By:	/s/	Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press release dated May 25, 2012 announcing the final voting results of Anworth’s 2012 Annual Meeting.